  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 11, 2015

Griffin-Benefit Street Partners BDC Corp.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-55351

MD	47-0995168
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective November 11, 2015, Umar Ehtisham, Griffin-Benefit Street Partners BDC Corp.'s (the "Registrant") Chief Compliance Officer ("CCO") resigned from such position. In connection with Mr. Ehtisham's resignation, on November 11, 2015, the Registrant's board of directors (the "Board") appointed John Canning, age 45, to serve as the Registrant's CCO.
Mr. Canning also serves as CCO of Griffin Institutional Access Real Estate Fund, a publicly-registered interval fund sponsored by the Registrant's sponsor, a position he has held since September 2015. In addition, Mr. Canning serves as the senior managing director of Cipperman Compliance Services, LLC ("CCS"), a position he has held since April 2011, where he is responsible for overseeing registered advisers and fund compliance programs.
Mr. Canning has more than fifteen years of compliance, audit, administration, and management experience, with an emphasis on investment companies and investment advisers registered under the 1940 Investment Company Act and the 1940 Investment Advisers Act, respectively. Prior to joining CCS, from 2008 to 2011, Mr. Canning worked at Nationwide Funds Group, a mutual fund business of Nationwide Financial Services Inc., where he was responsible for managing fund operations and administration. In addition, Mr. Canning served in various other positions, including: principal director of fund administration for BHR Fund Advisors, LP from 2006 to 2008; principal, vice president, and managing director of fund administration for Constellation Investment Management Company, L.P. from 2004 to 2006; CCO for Constellation Funds Group from 2004 to 2005; principal and assistant director of fund administration for Turner Investment Partners, Inc. from 2000 to 2004; and account and portfolio operations and management positions for SEI Investments Company from 1993 to 2000.
Item 8.01.    Other Events
Distribution Rate

On November 11, 2015, the Registrant's Board declared a distribution rate for the month of December of $0.002055 per day per share on the outstanding shares of common stock, representing an annualized distribution rate of 7.5% based on a share price of $10.00, payable to stockholders of record of such shares as shown on the Registrant's books on each day commencing on December 1, 2015 and continuing through December 31, 2015.

Amendment and Restatement of the Distribution Reinvestment Plan

On November 11, 2015, the Registrant's Board voted to amend and restate the Distribution Reinvestment Plan (the "DRP") such that the purchase price for shares of common stock pursuant to the DRP shall be 90% of the price that common stock is sold in the offering at the weekly closing immediately following the distribution payment date. The amended and restated DRP will be effective as of November 26, 2015. A copy of the amended and restated DRP is attached as Exhibit 4.1 hereto.

Item 9.01    Exhibits

(d)     Exhibits.

4.1    Amended and Restated Distribution Reinvestment Plan

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-Benefit Street Partners BDC Corp.

Date: November 16, 2015	By:	/s/ Howard S. Hirsch
Howard S. Hirsch
Vice President and Secretary